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              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                (IN THOUSANDS)

                                  (UNAUDITED)
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                                                          Nine Month Ended
                                                            September 30,
                                                          ----------------
                                                           1998       1997
                                                           ----       ----
Per share income before minority interest and dividend and accretion on preferred stock:

Income before minority interest and dividends
  and accretion on preferred stock:                       $ 10,200   $ 11,314
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Weighted average common shares outstanding:
  Shares attributable to common stock outstanding           24,833     23,676
  Shares attributable to common stock equivalents
  outstanding                                                  607      1,208
                                                          --------   --------
                                                            25,440     23,884
                                                          --------   --------
                                                          --------   --------
Per share income before minority interest and
  dividends and accretion on preferred stock              $   0.40   $   0.45
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Per share minority interest:

Minority interest in net loss of subsidiaries             $     14   $   -
                                                          --------   --------
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Weighted average common shares outstanding:
  Shares attributable to common stock outstanding           24,833     23,676
  Shares attributable to common stock equivalents
  outstanding                                                  607      1,208
                                                          --------   --------
                                                            25,440     24,884
                                                          --------   --------
                                                          --------   --------
Per share minority interest in net loss of
  subsidiaries                                            $  -      $    -
                                                          --------   --------
                                                          --------   --------
Per share dividends and accretion:

Dividends and accretion                                   $   (185)  $   (271)
                                                          --------   --------
                                                          --------   --------
Weighted average common shares outstanding:
  Shares attributable to common stock outstanding           24,833     23,676
  Shares attributable to common stock equivalent
  outstanding                                                  607      1,208
                                                          --------   --------
                                                            25,440     24,884
                                                          --------   --------
                                                          --------   --------
Per share dividends and accretion                         $  (0.01)  $  (0.01)
                                                          --------   --------
                                                          --------   --------
Net income per share applicable to common stock:

Net income applicable to common stock                     $ 10,029   $ 11,043
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                                                          --------   --------
Weighted average common shares outstanding:
  Shares attributable to common stock outstanding           24,833     23,676
  Shares attributable to common stock equivalent
  outstanding                                                  607      1,208
                                                          --------   --------
                                                            25,440     24,884
                                                          --------   --------
                                                          --------   --------
Net income per share applicable to common stock           $   0.39   $   0.44
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